Exhibit 32.1/32/2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dynastar Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kenneth Spiegeland, Interim Chief Executive Officer (principal executive officer and principal financial and accounting officer) and Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Keneth Spiegeland
Kenneth Spiegeland
Interim Chief Executive Officer and Director (principal executive officer and principal financial and accounting officer)

November 14, 2011

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Loreto Resources Corporation, and will be retained by Loreto Resources Corporation, and furnished to the Securities and Exchange Commission or its staff upon request.